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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC
                                  ACCOUNTANTS



Hollis-Eden Pharmaceuticals, Inc.
San Diego, California


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated January 26, 1999, relating to the financial statements of Hollis-Eden Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                               BDO Seidman, LLP


New York, New York
February 2, 2000